UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2007

INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21180 (Commission File Number)	77-0034661 (IRS Employer Identification No.)

2700 Coast Avenue, Mountain View, CA (Address of principal executive offices)	94043 (Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 31, 2007, Intuit Inc. (“Intuit”) entered into a Bridge Credit Agreement (the “Credit Agreement”) by and among Intuit, the Lenders parties thereto (the “Lenders”), Chase Lincoln First Commercial Corporation, as syndication agent, and Citicorp North America, Inc., as administrative agent for the Lenders. The Credit Agreement provides for a $1 billion unsecured credit facility (the “Facility”) that will expire 364 days after the Facility becomes effective. Intuit expects to borrow the full amount of the Facility to finance, in part, Intuit’s acquisition of Digital Insight Corporation.
     Loans under the Credit Agreement will bear interest either at Citibank’s base rate in effect from time to time plus 0.05%, or at the applicable London interbank offered rate plus 0.45%. Intuit is required to prepay loans under the Credit Agreement with the proceeds of any issuance by Intuit or its subsidiaries of equity securities, or the incurrence by Intuit or its subsidiaries of debt for borrowed money, subject to certain exceptions.
     The Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants. Negative covenants include, among others, limitations on incurrence of liens, and limitations on incurrence of indebtedness by Intuit’s subsidiaries. In addition, the Credit Agreement requires that Intuit maintain a ratio of consolidated debt to consolidated annual EBITDA of not greater than 3.00 to 1.00, and a ratio of consolidated annual EBITDA to interest payable of not less than 3.00 to 1.00.
     The Credit Agreement contains customary events of default. Upon the occurrence and during the continuance of an event of default, the Lenders may declare the outstanding advances and all other obligations under the Credit Agreement immediately due and payable.
          The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.01 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On January 31, 2007, Intuit entered into the Credit Agreement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03. Intuit expects to borrow the full amount of the Facility to finance, in part, Intuit’s acquisition of Digital Insight Corporation.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

10.01	Bridge Credit Agreement dated as of January 31, 2007, by and among Intuit Inc., the Lenders parties thereto, Chase Lincoln First Commercial Corporation, as syndication agent, and Citicorp North America, Inc., as administrative agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUIT INC.
Date: February 1, 2007	By:	/s/ Kiran M. Patel
Kiran M. Patel
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.01	Bridge Credit Agreement dated as of January 31, 2007, by and among Intuit Inc., the Lenders parties thereto, Chase Lincoln First Commercial Corporation, as syndication agent, and Citicorp North America, Inc., as administrative agent.